Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of May 19, 2020

to

CREDIT AGREEMENT

Dated as of June 28, 2019

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of May 19, 2020 by and among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement dated as of June 28, 2019, by and among the Borrowers and other Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Loan Parties have requested that the Required Lenders agree to make certain modifications to the Credit Agreement;

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.          Amendments to the Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”) the parties hereto agree that the Credit Agreement (including the Schedules and Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Schedules and Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

2.           Conditions of Effectiveness.  This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:

(a)         The Administrative Agent (or its counsel) shall have received either (A) counterparts of this Amendment duly executed by each of the Borrowers, the Required Lenders and the Administrative Agent or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of this Amendment) that such parties have executed counterparts of this Amendment.

(b)         The Administrative Agent (or its counsel) shall have received a copy of a duly executed and effective amendment to the Senior Note Purchase Agreement, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)         The Administrative Agent (or its counsel) shall have received either (i) counterparts of the Consent and Reaffirmation attached as Annex B hereto duly executed by each of the Guarantors or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of such Consent and Reaffirmation) that such parties have executed counterparts of such Consent and Reaffirmation.

(d)         The Administrative Agent shall have received for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent (in consultation with the Company), a consent fee in respect of its existing Revolving Commitment and outstanding Term Loans in an amount equal to the applicable amount previously disclosed to the Lenders (and established by the Administrative Agent in consultation with the Company).

(e)          The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company pursuant to the terms of the Amended Credit Agreement.

The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.           Representations and Warranties of the Borrowers.  Each Borrower hereby represents and warrants to the Lenders on the Amendment Effective Date as follows:

(a)         Each of this Amendment and the Amended Credit Agreement constitutes a valid and binding agreement of such Borrower enforceable against such Borrower in accordance with its terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

(b)         As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein), or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date.

4.           Confirmation of Guarantees.  The Company, by its execution of this Amendment, hereby confirms and ratifies that all of its obligations under Article X of the Amended Credit Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Amended Credit Agreement.

5.           Reference to and Effect on the Credit Agreement.

(a)         From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.

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(b)         Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)         The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)         This Amendment shall be a Loan Document.

6.          Governing Law; Jurisdiction.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.  Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the  Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

7.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.         Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MODINE MANUFACTURING COMPANY,
as the Company

By:/s/ Michael B. Lucareli
Name: Michael B. Lucareli
Title: Vice President, Finance and Chief Financial Officer

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

AIREDALE INTERNATIONAL AIR CONDITIONING LIMITED,
as a Subsidiary Borrower

By:/s/ Scott A. Miller
Name: Scott A. Miller
Title: Director

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as a Swingline Lender, as an Issuing Bank, as Collateral Agent and as Administrative Agent

By:/s/ Krys Szremski
Name: Krys Szremski
Title: Executive Director

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

BANK OF MONTREAL,
individually as a Lender, as a Swingline Lender and as an Issuing Bank

By:/s/ Mark Czarnecki
Name: Mark Czarnecki
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender, as a Swingline Lender and as an Issuing Bank

By:/s/ Terrence J. Ward
Name: Terrence J. Ward
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, as a Swingline Lender and as an Issuing Bank

By:/s/ Matt J. Perrizo
Name: Matt J. Perrizo
Title: Director

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

BANK OF AMERICA, N.A.,
as a Lender

By:/s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:/s/ Marc Evans
Name: Marc Evans
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:/s/ Matthew Schmaling
Name: Matthew Schmaling
Title: Managing Director

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

BARCLAYS BANK PLC,
as a Lender

By:/s/ Craig Malloy
Name: Craig Malloy
Title: Director

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

ASSOCIATED BANK, N.A.,
as a Lender

By:/s/ K. Vincent Quimi
Name: K. Vincent Quimi
Title: SVP

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

COMERICA BANK,
as a Lender

By:/s/ John Lascody
Name: John Lascody
Title: Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

ANNEX A

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

SECTION 1.01. DEFINED TERMS	1
SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS	4746
SECTION 1.03. TERMS GENERALLY	4746
SECTION 1.04. ACCOUNTING TERMS; AGREEMENT ACCOUNTING PRINCIPLES	47
SECTION 1.05. AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT	4847
SECTION 1.06. INTEREST RATES; LIBOR NOTIFICATION	48
SECTION 1.07. CERTAIN CALCULATIONS	49
SECTION 1.08. DIVISIONS	49
SECTION 1.09. LEVERAGE RATIOS	49

ARTICLE II THE CREDITS	49

SECTION 2.01. COMMITMENTS	49
SECTION 2.02. LOANS AND BORROWINGS	50
SECTION 2.03. REQUESTS FOR BORROWINGS	5150
SECTION 2.04. DETERMINATION OF DOLLAR AMOUNTS	51
SECTION 2.05. SWINGLINE LOANS	5251
SECTION 2.06. LETTERS OF CREDIT	5453
SECTION 2.07. FUNDING OF BORROWINGS	6059
SECTION 2.08. INTEREST ELECTIONS	60
SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS	6261
SECTION 2.10. REPAYMENT AND AMORTIZATION OF LOANS; EVIDENCE OF INDEBTEDNESS	6362
SECTION 2.11. PREPAYMENT OF LOANS	6463
SECTION 2.12. FEES	66
SECTION 2.13. INTEREST	67
SECTION 2.14. ALTERNATE RATE OF INTEREST	6867
SECTION 2.15. INCREASED COSTS	7069
SECTION 2.16. BREAK FUNDING PAYMENTS	71
SECTION 2.17. TAXES	7271
SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS	7978
SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS	8180
SECTION 2.20. EXPANSION OPTION	82
SECTION 2.21. MARKET DISRUPTION	84
SECTION 2.22. JUDGMENT CURRENCY	8584
SECTION 2.23. DESIGNATION OF SUBSIDIARY BORROWERS	85
SECTION 2.24. DEFAULTING LENDERS	8685
SECTION 2.25. EXTENSION OF MATURITY DATE	8887
SECTION 2.26. FOREIGN FINANCING OBLIGATIONS	9089
SECTION 2.27. MIRE EVENTS	90

ARTICLE III REPRESENTATIONS AND WARRANTIES	9190

SECTION 3.01. CORPORATE EXISTENCE AND POWER.	9190

SECTION 3.02. AUTHORIZATION.	9190
SECTION 3.03. BINDING EFFECT.	9190
SECTION 3.04. NO CONFLICT; GOVERNMENT CONSENT.	9190
SECTION 3.05. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE.	9291
SECTION 3.06. LITIGATION AND CONTINGENT OBLIGATIONS.	~~92~~91
SECTION 3.07. COMPLIANCE WITH ERISA.	9291
SECTION 3.08. TAXES.	9392
SECTION 3.09. SUBSIDIARIES.	9392
SECTION 3.10. NOT AN INVESTMENT COMPANY	9392
SECTION 3.11. OWNERSHIP OF PROPERTY	93
SECTION 3.12. MATERIAL AGREEMENTS; DEFAULT.	93
SECTION 3.13. FULL DISCLOSURE.	9493
SECTION 3.14. ENVIRONMENTAL MATTERS.	9493
SECTION 3.15. INSOLVENCY.	9493
SECTION 3.16. COMPLIANCE WITH LAWS; SANCTIONS AND REGULATIONS	9493
SECTION 3.17. REGULATION U	9594
SECTION 3.18. INSURANCE	9594
SECTION 3.19. SENIOR NOTE DEBT	9594
SECTION 3.20. SECURITY INTEREST IN COLLATERAL	9594
SECTION 3.21. USE OF PROCEEDS	9594
SECTION 3.22. WORKS COUNCIL.	95
SECTION 3.23. EEAAFFECTED FINANCIAL INSTITUTIONS	9695
SECTION 3.24. DUTCH FISCAL UNITY	9695
SECTION 3.25. CENTRE OF MAIN INTERESTS	9695

ARTICLE IV CONDITIONS	9695

SECTION 4.01. EFFECTIVE DATE	9695
SECTION 4.02. EACH CREDIT EVENT	9796
SECTION 4.03. DESIGNATION OF A SUBSIDIARY BORROWER	97

ARTICLE V AFFIRMATIVE COVENANTS	9998

SECTION 5.01. INFORMATION	9998
SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS.	100
SECTION 5.03. MAINTENANCE OF EXISTENCE.	101100
SECTION 5.04. USE OF PROCEEDS.	101100
SECTION 5.05. COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND OTHER CLAIMS.	102101
SECTION 5.06. INSURANCE.	102101
SECTION 5.07. CHANGE IN FISCAL YEAR	103102
SECTION 5.08. MAINTENANCE OF PROPERTY	103102
SECTION 5.09. GUARANTEES	103102
SECTION 5.10. MOST FAVORED LENDER STATUS	104103
SECTION 5.11. COLLATERAL SECURITY; FURTHER ASSURANCES	105103
SECTION 5.12. DUTCH FISCAL UNITY	107106
SECTION 5.13. DUTCH FISCAL UNITY TERMINATION	107106

ARTICLE VI NEGATIVE COVENANTS	107106

SECTION 6.01. RESTRICTED PAYMENTS	107106
SECTION 6.02. LOANS OR ADVANCES	109108
SECTION 6.03. INVESTMENTS AND ACQUISITIONS.	110109
SECTION 6.04. LIENS.	113112
SECTION 6.05. INDEBTEDNESS.	116115
SECTION 6.06. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS	120119
SECTION 6.07. FINANCIAL COVENANTS	123121
SECTION 6.08. [INTENTIONALLY OMITTED]	123122
SECTION 6.09. RATE MANAGEMENT TRANSACTIONS	123122
SECTION 6.10. LINES OF BUSINESS	123122
SECTION 6.11. ENVIRONMENTAL MATTERS	123122
SECTION 6.12. TRANSACTIONS WITH AFFILIATES	123122
SECTION 6.13. OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT	125123
SECTION 6.14. RESTRICTIVE AGREEMENTS	125124

ARTICLE VII EVENTS OF DEFAULT	~~127~~125

ARTICLE VIII THE ADMINISTRATIVE AGENT	130128

SECTION 8.01. AUTHORIZATION AND ACTION	130128
SECTION 8.02. AGENTS’ RELIANCE, INDEMNIFICATION, ETC	132131
SECTION 8.03. POSTING OF COMMUNICATIONS	133132
SECTION 8.04. THE AGENTS INDIVIDUALLY	135133
SECTION 8.05. SUCCESSOR AGENTS	135133
SECTION 8.06. ACKNOWLEDGEMENTS OF LENDERS AND ISSUING BANKS	136134
SECTION 8.07. COLLATERAL MATTERS	136135
SECTION 8.08. CREDIT BIDDING	137136
SECTION 8.09. CERTAIN ERISA MATTERS	138137
SECTION 8.10. CERTAIN FOREIGN PLEDGE MATTERS	139138

ARTICLE IX MISCELLANEOUS	140139

SECTION 9.01. NOTICES	140139
SECTION 9.02. WAIVERS; AMENDMENTS	142140
SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER	145143
SECTION 9.04. SUCCESSORS AND ASSIGNS	146144
SECTION 9.05. SURVIVAL	151149
SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	152150
SECTION 9.07. SEVERABILITY	152150
SECTION 9.08. RIGHT OF SETOFF	152150
SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	153151
SECTION 9.10. WAIVER OF JURY TRIAL	154152
SECTION 9.11. HEADINGS	154152
SECTION 9.12. CONFIDENTIALITY	154152
SECTION 9.13. USA PATRIOT ACT; BENEFICIAL OWNERSHIP REGULATION	156154
SECTION 9.14. INTEREST RATE LIMITATION	156154
SECTION 9.15. NO ADVISORY OR FIDUCIARY RESPONSIBILITY	156154
SECTION 9.16. ATTORNEY REPRESENTATION	157155

SECTION 9.17. ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	157155
SECTION 9.18. RELEASES OF GUARANTOR AND COLLATERAL	158155
SECTION 9.19. APPOINTMENT FOR PERFECTION	159157
SECTION 9.20. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	159157

ARTICLE X COMPANY GUARANTEE	159157

“Additional Default” shall mean any provision contained in any agreement with respect to any Material Indebtedness of the Company or any Subsidiary or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder which permits the holders of such Material Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase the Material Indebtedness thereunder or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder prior to the stated maturity thereof and which is similar to any Event of Default contained in Article VII of this Agreement, or related definitions herein, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the lender under any agreement with respect to any Material Indebtedness of the Company or such Subsidiary or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) and (ii) any event or circumstance that is labeled or otherwise characterized as an event of default in the Senior Note Purchase Agreement (or that, regardless of how so labeled or characterized, would customarily be labeled or otherwise characterized as an event of default in a note purchase agreement similar to the Senior Note Purchase Agreement, as reasonably determined by the Administrative Agent) that is different from the subject matter of any Events of Default contained in Article VII of this Agreement, or related definitions in this Agreement ; provided, that (i) “Additional Defaults” shall not include defaults (or other provisions having similar effect) in an agreement with respect to Material Indebtedness of a Foreign Subsidiary unless such Material Indebtedness constitutes Applicable Foreign Indebtedness and (ii) any default (or other provision having similar effect) contained in an agreement relating to any Applicable Foreign Indebtedness which constitutes an Additional Default hereunder shall only apply to the same Persons to which the default (or other provision having similar effect) contained in such Applicable Foreign Indebtedness applies.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB (including its branches and affiliates) in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 9.04.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. For the avoidance of doubt, no individual shall be deemed to be an Affiliate of a Person solely because such individual is a director (or the equivalent thereof) or a senior officer of such Person.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreed Currencies” means with respect to (a) Revolving Loans, Agreed Loan Currencies and (b) Letters of Credit, Agreed LC Currencies.

“Agreed LC Currencies” means (a) the Agreed Loan Currencies and (b) any other currency that is (i) readily available and freely transferable and convertible into Dollars and (ii) agreed to by the Company, the Administrative Agent and the relevant Issuing Bank.

“Agreed Loan Currencies” means (i) Dollars, (ii) euro, (iii) Japanese Yen, (iv) Pounds Sterling and (v) any other currency that is (A) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (B) agreed to by the Administrative Agent and each of the Revolving Lenders.

“Agreement” has the meaning specified in the introductory paragraph.

“Agreement Accounting Principles” means, subject to Section 1.04, generally accepted accounting principles in the United States of America as in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (or if the LIBO Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than 1.002.00%, such rate shall be deemed to be 1.002.00% for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Amendment No. 1 Effective Date” means May 19, 2020.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001) issued by the President of the U.S. (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Foreign Indebtedness” means Material Indebtedness of a Foreign Subsidiary which the Company or a Domestic Subsidiary has guaranteed or as to which the Company or a Domestic Subsidiary is otherwise liable as borrower, co-borrower or other obligor.

“Applicable LC Sublimit” means (i) with respect to JPMCB in its capacity as an Issuing Bank under this Agreement, $6,250,000, (ii) with respect to Bank of Montreal, in its capacity as an Issuing Bank under this Agreement, $6,250,000, (iii) with respect to U.S. Bank National Association, in its capacity as an Issuing Bank under this Agreement, $6,250,000, (iv) with respect to Wells Fargo Bank, National Association, in its capacity as an Issuing Bank under this Agreement, $6,250,000, and (v) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Company and such Issuing Bank).

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.25(a). “Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, Revolving Credit Exposure, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments), (b) with respect to the Dollar Term Loans, (i) at any time prior to advancing the Dollar Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Dollar Term Loan Commitment and the denominator of which is the aggregate Dollar Term Loan Commitments of all Dollar Term Lenders and (ii) at any time after advancing the Dollar Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Dollar Term Loans and the denominator of which is the aggregate outstanding principal amount of the Dollar Term Loans of all Dollar Term Lenders and (c) with respect to the Euro Term Loans, (i) at any time prior to advancing the Euro Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Euro Term Loan Commitment and the denominator of which is the aggregate Euro Term Loan Commitments of all Euro Term Lenders and (ii) at any time after advancing the Euro Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Euro Term Loans and the denominator of which is the aggregate outstanding principal amount of the Euro Term Loans of all Euro Term Lenders; provided that, in the case of each of the foregoing clauses (a), (b) and (c), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment, Dollar Term Loan Commitment and/or Euro Term Loan Commitment, as applicable, shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan or any ABR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread” or “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Leverage Ratio	Commitment Fee Rate	Eurocurrency Spread	ABR Spread
Level I	≤ 1.75 to 1.00	0.15%	1.375%	0.375%
Level II	> 1.75 to 1.00 but ≤ 2.25 to 1.00	0.20%	1.50%	0.50%
Level III	> 2.25 to 1.00 but ≤ 2.75 to 1.00	0.25%	1.625%	0.625%
Level IV	> 2.75 to 1.00 but ≤ 3.25 to 1.00	0.30%	1.75%	0.75%
Level V	> 3.25 to 1.00 but	0.35%	2.00%	1.00%
	≤ 3.50 to 1.00
Level VI	> 3.50 to 1.00 but	0.40%	2.375%	1.375%
	≤ 4.00 to 1.00
Level VII	> 4.00 to 1.00	0.45%	2.75%	1.75%

If at any time the Company fails to deliver the quarterly or annual financial statements or compliance certificates required under Section 5.01 on or before the date such statements or certificates are due, Pricing Level VVII shall be deemed applicable for the period commencing five (5) Business Days after such required date of delivery and ending on the date which is five (5) Business Days after such statements or certificates are actually delivered, after which the Pricing Level shall be determined in accordance with this definition.

Except as otherwise provided in the paragraph below or in the immediately preceding paragraph, adjustments, if any, to the Pricing Level then in effect shall be effective five (5) Business Days after the Administrative Agent has received the applicable financial statements and certificates (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding anything to the contrary set forth in this definition, Pricing Level IIIV shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable financial statements for the Company’s first fiscal quarter ending on or after the Amendment No. 1 Effective Date and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the terms of this definition.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approved Jurisdictions” means the United States, England and Wales, the Netherlands and Germany.

“Arrangers” means each of JPMCB, BMO Capital Markets Corp., U.S. Bank National Association and Wells Fargo Securities, LLC in its capacity as a joint bookrunner and joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” is defined in Section 2.20.

“Authorized Officer” means any of the chief financial officer, treasurer, assistant treasurer, or controller of the Company, acting singly.

“Available Aggregate Revolving Commitment” means, at any time, the aggregate Revolving Commitments then in effect minus the aggregate Revolving Credit Exposures at such time.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEAAffected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the  United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time)  and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other  than through liquidation, administration or other insolvency proceedings).

“Bail-In Lender” is defined in Section 2.19(b).

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement services, automated clearinghouse transactions, return items services, any direct debit scheme or arrangement, overdraft services and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of any of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action for the purpose of effecting, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such greater of $25,000,000 and fifteen (15%) of Consolidated EBITDA for such period prior to giving effect to such cash amount and the Non-S-X Adjustment Amount for such period,

(f)          any other non-cash charges, losses, costs, expenses, income, gains or other non-cash items (excluding the accrual of revenue in the ordinary course and any non-cash gains or other items increasing Consolidated EBITDA which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period that reduced Consolidated EBITDA in an earlier period and any items for which cash was received in any prior period), it being understood that any non-cash charges, losses, costs, expenses or other items deducted in the calculation of Consolidated Net Income and added back in the determination of Consolidated EBITDA for a prior period shall be deducted in the calculation of Consolidated EBITDA during any subsequent period to the extent such items become cash charges during such subsequent period,

(g)          (i) any net after-Tax loss from disposed, abandoned, transferred, closed or discontinued operations (provided that the aggregate amount permitted to be added back for any such loss pursuant to this clause (g)(i) shall not exceed $10,000,000 during such period) and (ii) any net after-Tax loss from disposed, abandoned, transferred, closed or discontinued operations in connection with the Dakota Disposition,

(h)          costs, expenses, charges and losses with respect to liability or casualty and condemnation events, takings under power of eminent domain and similar events or business interruption, in each case to the extent covered by insurance and actually reimbursed or with respect to which the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, and only to the extent that such amount is

( )          not denied by the applicable carrier in writing within 180 days (with a deduction for any amount so added back and then denied within such 180-day period) and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days),

(i)          the Transaction Costs and any other out of pocket fees, costs and expenses incurred during such period in connection with (A) any issuance of Indebtedness permitted hereunder, the amendment, amendment and restatement, refinancing, retirement or repayment of any Indebtedness or any issuance of equity, (B) any Permitted Acquisitions, (C) any divestiture permitted hereunder and (D) any Investment permitted hereunder,

(i)           Restructuring Charges in an amount not to exceed (i) $20,000,000 in any Fiscal Year or (ii) $50,000,000 for all times after the Effective Date,

(j)           Make-Whole Amounts,

(k)          fees costs and expenses relating to, and awards and settlement payments in respect of, litigation, arbitration and/or other resolutions of legal disputes (provided that the aggregate amount permitted to be added back for any such loss pursuant to this clause (l) shall not exceed $10,000,000 during such period), and

(l)          with respect to each Permitted Acquisition, demonstrable cost savings and cost synergies (in each case, net of continued associated expenses) that, as of the date of calculation with respect to such period, are anticipated by the Company in good faith to be realized within 12 months following such Permitted Acquisition, net of the amount of any such cost savings and cost synergies otherwise included, or added back, pursuant to this definition, provided that (1) the amount of such cost savings and synergies under this clause (m) relating to any Permitted Acquisition may not exceed the greater of $25,000,000 and fifteen percent (15%) of the EBITDA (determined with respect to the target of such Permitted Acquisition, determined on a basis consistent with Consolidated EBITDA as defined herein) for such period (as calculated without giving effect to this clause (m)), (2) the amount of such cost savings and cost synergies that do not comply with Article 11 of Regulation S-X (the “Non-S-X Adjustment Amount”), for any four quarter period added back under this clause (m), may not, when aggregated with the amount of any increase to Consolidated Net Income pursuant to clause (e) above, exceed the greater of $25,000,000 and fifteen percent (15%) of Consolidated EBITDA for such period (as calculated without giving effect to any increase pursuant to clause (e) above and the Non-S-X Adjustment Amount), (3) such cost savings and cost synergies have been reasonably detailed by the Company in the applicable compliance certificate required by Section 5.01(c), and (4) if any cost savings or cost synergies included in any pro forma calculations based on the anticipation that such cost synergies or cost savings will be achieved within such 12-month period shall at any time cease to be reasonably anticipated by the Company to be so achieved, then on and after such time any pro forma calculations required to be made under this Agreement shall not reflect such cost synergies or cost savings, all determined in accordance with Agreement Accounting Principles for such period., and

(n)         Restructuring Charges solely in connection with, and directly related to, the exit of the automotive business segment, the details of which Restructuring Charges were disclosed by the Company to the Lenders prior to the Amendment No. 1 Effective Date, in an amount not to exceed (i) $25,000,000 in any Fiscal Year or (ii) $55,000,000 for all times after the Amendment No. 1 Effective Date.

For purposes hereof, “Consolidated EBITDA” shall be adjusted to give effect to each Acquisition, and any related Indebtedness and related interest expense, and each disposition of any Subsidiary or of all or substantially all of the assets of any Subsidiary or of greater than 50% of the Capital Stock of any Subsidiary (including any Indebtedness repaid in connection therewith and related interest expense), in each case that occurred during the applicable period as if such Acquisition or disposition had occurred at the inception of such period.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such period including, without limitation, such interest expense as may be attributable to Capitalized Leases, Receivables Transaction Financing Costs, the discount or implied interest component of Off-Balance Sheet Liabilities (as reasonably determined by the Company in consultation with the Administrative Agent), all commissions, discounts and other fees and charges owed with respect to Letters of Credit, bankers acceptances and similar instruments and net payments (if any) pursuant to Rate Management Transactions, but excluding or net of, as applicable, (i) any Make-Whole Amounts, (ii) amortization of fees in respect of any issuance, amendment to or modification of Indebtedness and (iii) net receipts (if any) pursuant to Rate Management Transactions.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period in conformity with Agreement Accounting Principles.

“Consolidated Tangible Assets” means, as of any date of determination thereof, consolidated total assets minus the Intangible Assets of the Company and its Subsidiaries on such date.

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Event” means a Borrowing, the issuance or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Dollar Term Loans outstanding at such time, plus (c) an amount equal to the aggregate principal amount of its Euro Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lenders or any other Lender.

“Dakota Assets” means the assets of the Company sold pursuant to the Dakota Disposition.

“Dakota Disposition” means the sale or other disposition of the automotive thermal management portion of the Company's Vehicular Thermal Solutions segment.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event and/or (ii) a Bail-In Action.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08 in substantially the form attached hereto as Exhibit G-2 or such other form as the Administrative Agent may approve from time to time.

“Interest Expense Coverage Ratio” means, as of any date of calculation, the ratio of (i) the Company’s Consolidated EBITDA for the then most recently ended four Fiscal Quarters to (ii) the Company’s Consolidated Interest Expense, to the extent paid in cash, for the then most recently ended four Fiscal Quarters.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the applicable Maturity Date

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the day that is one week thereafter or the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period of time as is acceptable to each of the Lenders), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period), other than a one-week Interest Period, shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero1.00%, such rate shall be deemed to be zero1.00% for purposes of this Agreement.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable, debit and credit card receivables and advances to customers and distributors arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

(a)       the amount of any Cash Collateral provided for any of the Obligations, the Rate Management Obligations owing to one or more Lenders or their Affiliates or the Banking Services Obligations, and

(b)       the amount by which the sum of 100% of the unrestricted cash of the Company and its Domestic Subsidiaries at such time that is not subject to any Lien other than in favor of the Agent or the Collateral Agent or Permitted Encumbrances plus 100% of the unrestricted cash of the Foreign Subsidiaries at such time that is not subject to any Lien other than in favor of the Agent or the Collateral Agent or Permitted Encumbrances and that is freely transferrable without restriction (which restriction has not been waived or terminated) to the United States (it being understood and agreed that “freely transferable” shall not be deemed to refer to (i) any procedures or limitations which are solely within the control of the Company or applicable Foreign Subsidiary and which do not require the approval or consent of any other third party or Governmental Authority or (ii) in the case of cash maintained in the People's Republic of China, the requirement to obtain approval from the State Administration of Foreign Exchange (“SAFE”) if, as of any date of determination, SAFE has not denied the then most recent approval request by the Company or any of its Subsidiaries to repatriate such cash out of the People's Republic of China), exceeds $5,000,000; provided that the maximum amount of cash that  may be deducted pursuant to this clause (b) in connection with any calculation of the  Leverage Ratio is $80,000,000,

(c)       any Off-Balance Sheet Liabilities arising from Permitted Sale and Leaseback Transactions, and

(d)       up to $5,000,000, in the aggregate, of (i) Supply Chain Finance Outstanding Obligations, (ii) Off-Balance Sheet Liabilities relating to Permitted Factoring transactions and/or (iii) Receivables Transaction Attributed Indebtedness relating to the factoring of accounts receivable and related rights and property to any Person other than the Company or any Subsidiary in the ordinary course of business, to

(ii)         the Company’s Consolidated EBITDA for the then most recently ended four Fiscal Quarters.

Notwithstanding anything to the contrary set forth in this Agreement, it is  understood and agreed that, solely for the purposes of testing compliance with Section  6.07(a) (and not, for the avoidance of doubt, for any other purpose under this Agreement,  including without limitation, for the purpose of determining the Applicable Rate pursuant  to the definition thereof), in connection with determining what portion of the Consolidated  EBITDA attributable to the Dakota Assets should be included in Consolidated EBITDA for  calculating the Leverage Ratio for (1) the Fiscal Quarter of the Company in which the  Dakota Disposition is consummated (the “Specified Quarter”), the Consolidated EBITDA  attributable to the Dakota Assets for the four consecutive Fiscal Quarters ending with the  Specified Quarter, in an amount not to exceed $32,000,000, shall be included in the  calculation of Consolidated EBITDA, (2) the first Fiscal Quarter of the Company ending  after the Specified Quarter, the Consolidated EBITDA attributable to the Dakota Assets for the three consecutive Fiscal Quarters ending with the Specified Quarter shall be included in  the calculation of Consolidated EBITDA, (3) the second Fiscal Quarter of the Company  ending after the Specified Quarter, the Consolidated EBITDA attributable to the Dakota  Assets for the two consecutive Fiscal Quarters ending with the Specified Quarter shall be  included in the calculation of Consolidated EBITDA and (4) the third Fiscal Quarter of the  Company ending after the Specified Quarter, the Consolidated EBITDA attributable to the Dakota Assets for only the Specified Quarter shall be included in the calculation of Consolidated EBITDA.

“LIBO Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time selected by the Administrative Agent in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that, if the LIBOR Screen Rate as so determined would be less than zero1.00%, such rate shall be deemed to be zero1.00% for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate as so determined would be less than zero1.00%, such rate shall be deemed to be zero1.00% for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment for security purposes, encumbrance or other security interest or similar collateral arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under an Operating Lease).

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.20.

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.20.

“Liquidity” means, at any time, the sum of (a) the amount of the Available Aggregate Revolving Commitment at such time, plus (b) 100% of the unrestricted cash and Cash Equivalent Investments of the Company and its Domestic Subsidiaries at such time that is not subject to any Lien other than in favor of the Administrative Agent or the Collateral Agent or Permitted Encumbrances.

“Loan Documents” means this Agreement, the Guaranty, any Letter of Credit Applications, the Collateral Documents, any Letter of Credit Agreement, any Notes issued pursuant to Section 2.10(e) and any other agreements or instruments executed in connection herewith at any time.

“Loan Party” means each Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, it being understood that conversions and continuations of Loans are not Loans hereunder.

“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Make-Whole Amount” means any amount paid as a “make-whole” or prepayment premium with respect to the Company’s obligations evidenced by the Senior Notes.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable to the Company and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the SEC, in each case prior to the date of this Agreement) (provided that, solely for purposes of making the representation and warranty set forth in Section 3.05(b) as a condition to the occurrence of the  Amendment No. 1 Effective Date and as a condition to the funding of any Loan during the period  beginning on the Amendment No. 1 Effective Date and through and including March 31, 2021, this  clause (i) shall exclude changes or effects directly arising out of or otherwise directly related to the  impact of the COVID-19 pandemic on the Company’s operations, as described in the Company’s  Current Report on Form 8-K filed with the SEC on May 15, 2020), (ii) the ability of the Company or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents against any Loan Party or the rights or remedies against any Loan Party of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Lenders thereunder.

“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01 (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.05), after the elimination of intercompany revenues, contributed ten percent (10%) or more of the Company’s domestic consolidated total revenues (i.e., excluding consolidated revenues attributable to Foreign Subsidiaries) for such period or (ii) which, after the elimination of intercompany assets, contributed ten percent (10%) or more of the Company’s domestic consolidated total assets (excluding assets of Foreign Subsidiaries) as of such date, in each case other than any Excluded Subsidiary; provided that, if at any time the aggregate amount of domestic consolidated total revenues, after the elimination of intercompany revenues, or domestic consolidated total assets, after the elimination of intercompany assets, attributable to all Domestic Subsidiaries (other than Excluded Subsidiaries) that are not Material Domestic Subsidiaries exceeds twenty percent (20%) of domestic consolidated total revenues for any such period or twenty percent (20%) of domestic consolidated total assets (in each case after giving effect to such exclusions) as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries (other than Excluded Subsidiaries) as “Material Domestic Subsidiaries” on or prior to the date upon which the Company’s delivery of financial statements with respect to such period is due under Section 5.01 to eliminate such excess, and such designated Domestic Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries for so long as is necessary to eliminate such excess.

“Material Indebtedness” means (a) the Senior Note Debt and (b) any other Indebtedness (other than the Loans, Letters of Credit and intercompany indebtedness owing by and among the Company and/or its Subsidiaries) of the Company or any of its Subsidiaries in respect of any credit or loan facility or publicly issued or privately placed debt issuance if the aggregate principal amount outstanding and/or committed in respect of such credit or loan facility or debt issuance exceeds $35,000,000.

“Maturity Date” means the Revolving Credit Maturity Date, the Dollar Term Loan Maturity Date or the Euro Term Loan Maturity Date, as the case may be.

“Maximum Rate” has the meaning assigned to it in Section 9.14.

“Modine Austria Comfort Letters” means (i) that certain Comfort Letter dated as of February 6, 2020 made by the Company in favor of Modine Austria GmbH and (ii) that certain Comfort Letter dated as of February 6, 2020 made by the Company in favor of Modine Austria Holding GmbH.

“Modine Holding GmbH” means Modine Europe GmbH, a Wholly-Owned Subsidiary of the Company.

“Modine Netherlands Consolidated Group” means Modine Netherlands Holding and its Subsidiaries existing as of the Effective Date, and any other Foreign Subsidiary permitted under this Agreement to be a Subsidiary of Modine Netherlands Holding.

“Modine Netherlands Holding” means Modine Netherlands Holding B.V. or any holding company successor to, or replacement of, Modine Netherlands Holding B.V. from time to time, as applicable.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are reasonably requested by, and in form and substance reasonably acceptable to, the Collateral Agent from time to time.

“Mortgaged Property” means any real, personal or mixed property owned by a Loan Party that is subject to a Mortgage.

“Mortgages” means each mortgage, deed of trust and similar agreement and any other agreement from any Borrower or Guarantor granting a Lien on any of its real property, each in form and substance reasonably acceptable to the Administrative Agent and as amended or modified from time to time, entered into by any Borrower or Guarantor at any time for the benefit of the Collateral Agent and the Secured Parties pursuant to this Agreement or the Intercreditor Agreement.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Related Indemnified Person” has the meaning assigned to it in Section 9.03(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Replacement Lender” has the meaning assigned to such term in Section 2.09(c).

“Required Lenders” means, subject to Section 2.24, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans to the extent required under Section 2.05(c); provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is a Borrower or any Affiliate of the Company shall be disregarded.

“Required Revolving Lenders” means, subject to Section 2.24, at any time, Revolving Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans to the extent required under Section 2.05(c).

“Required Euro Term Lenders” means, subject to Section 2.24, at any time, Euro Term Lenders having Euro Term Loans and unused Euro Term Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Euro Term Loans and unused Euro Term Loan Commitments at such time.

“Required Term Lenders” means, subject to Section 2.24, at any time, Term Lenders having Term Loans and unused Term Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Term Loans and unused Term Loan Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock of such Person or any option, warrant or other right to acquire any such Capital Stock of such Person.

“Restructuring Charges” means cash charges related to any restructuring with respect to the Company and/or any of its Subsidiaries, including such charges specifically related to the following categories of expense incurred in connection with any such restructuring: severance and related benefits; contractual salary continuation with respect to terminated employees; retained restructuring consulting; equipment transfer (including shipping and related expense, product validation incurred to validate receiving plant capability, and receiving plant physical modifications required to accept transferred product); expenses related to facility sale preparation; employee outplacement; environmental services; employee insurance and benefits continuation; and any other cash charges treated as restructuring or repositioning expense under Agreement Accounting Principles.

“Retired Commitments” has the meaning assigned to such term in Section 2.09(c).

“Reuters” means Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments on the Effective Date is $250,000,000.

“Revolving Credit Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Maturity Date” means June 28, 2024, as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.25.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

(b) shall not apply to any action, proceeding, procedure or formal step which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

“UK Borrower” means (i) the Initial UK Borrower and (ii) any other Borrower that is resident for tax purposes in England and Wales.

“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower, which:

(a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into (or any amendment hereto), contains the scheme reference number and jurisdiction of tax residence stated on its signature page to this Agreement (or any amendment hereto) or as otherwise notified to the Company by that UK Treaty Lender in writing, and:

(i)        where the UK Borrower is a Borrower on the day this Agreement (or any amendment hereto) is entered into, is filed with HM Revenue & Customs within 30 days of the date of this Agreement (or any amendment hereto); or

( )        where the UK Borrower is not a Borrower on the day this Agreement is entered into, is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower; or

(b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement (or any amendment hereto) is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or as otherwise notified to the Company in writing, and:

(i)      where the UK Borrower is a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of that date; or

(ii)     where the UK Borrower is not a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower.

“UK Companies Act” means the Companies Act 2006 of the United Kingdom.

“UK CTA 2009” means the United Kingdom Corporation Tax Act 2009. “UK ITA 2007” means the United Kingdom Income Tax Act 2007.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Loan Party” means any UK Borrower.

“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (i) a Lender (A) which is a bank (as defined for the purpose of section 879 of the UK ITA 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA 2009; or (B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes or (B) a partnership each member of which is (x) a company so resident in the United Kingdom or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company; or (iii) a UK Treaty Lender, or (b) a Lender which is a building society (as defined for the purposes of section 880 of the UK ITA 2007) making an advance under a Loan Document.

“UK Relevant Entity” means any Borrower or Material Subsidiary that is incorporated in England and Wales, or any other Borrower or Material Subsidiary capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.

“UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document, other than a FATCA Deduction.

“UK Treaty” has the meaning assigned to such term in the definition of “UK Treaty State”.

“UK Treaty Lender” means a Lender which is (i) treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty, (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected, and (iii) subject to the completion of procedural formalities, fulfills any other conditions which must be fulfilled under the relevant UK Treaty to obtain exemption from Tax imposed by the United Kingdom on payments of interest.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“United States” and “U.S.” each mean the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than, in the case of a corporation, directors’ qualifying shares required by law) 100% of the capital stock, partnership interests, membership interests or other equity interests is, at the time as of which any determination is being made, owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Works Council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over that person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule., and (b) with respect to the United  Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to  cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; Agreement Accounting Principles. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Agreement Accounting Principles, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in Agreement Accounting Principles or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in Agreement Accounting Principles or in the application thereof, then such provision shall be interpreted on the basis of Agreement Accounting Principles as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Section 6.07) shall be made (a) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards rate per annum agreed upon between the Company and the relevant Swingline Lender (or, if such a rate per annum is not agreed upon between the Company and the relevant Swingline Lender in respect of a Swingline Loan, such Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate). The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b)         Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any interest or fee, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(c)         Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)         All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

(e)          Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

SECTION 2.14. Alternate Rate of Interest.

(a)        If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent demonstrable error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference Bank Rate shall be less than zero1.00%, such rate shall be deemed to be zero1.00% for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate (disregarding clause (c) of the definition thereof) and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its sole reasonable discretion and consented to in writing by the Company and the Required Revolving Lenders (and, solely to the extent the requested Foreign Currency is euros, the Required Euro Term Lenders) (the “Alternative Rate”); provided, however, that (i) until such time as the Alternative Rate shall be determined and so consented to by the Company and the Required Revolving Lenders (and, solely to the extent the requested Foreign Currency is euros, the Required Euro Term Lenders), Borrowings shall not be available in such Foreign Currency and (ii) if the Alternative Rate shall be less than zero1.00%, such rate shall be deemed to be zero1.00% for purposes of this Agreement. It is hereby understood and agreed that, notwithstanding anything to the contrary set forth in this Section 2.14(a), if at any time the conditions set forth in Section 2.14(c)(i) or (ii) are in effect, the provisions of this Section 2.14(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Section 2.14(c) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.

(b)         If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)       the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis), for a Loan in the applicable currency or for the applicable Interest Period; or

(i)       the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice (in reasonable detail) thereof to the applicable Borrower and the Lenders of the applicable Class prior to the commencement of such Interest Period by telephone, telecopy or e-mail in accordance with Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders of the applicable Class that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent hereby agrees to provide promptly after its determination of such circumstances ceasing to exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing, and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(c)         Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that (i) the circumstances set forth in Section 2.14(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(b)(i) have not arisen but (w) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero1.00%, such rate shall be deemed to be zero1.00% for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Notwithstanding anything to the contrary in this Agreement, until an alternate rate of interest shall be determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(c), only to the extent the LIBOR Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then such request shall be ineffective.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)      impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

( )       subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations of the type that such Lender has hereunder, or its deposits, reserves, other liabilities or capital attributable thereto and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to the Administrative Agent, such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to the Administrative Agent, such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with recent information provided to the Collateral Agent pursuant to this Section 2.26 shall be used in determining the amounts to be applied in respect of the Foreign Financing Obligations under such credit facilities pursuant to Section 2.18(b).

SECTION 2.27. MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Term Loans or any other incremental credit facilities hereunder pursuant to Section 2.20, Section 9.02(e) or otherwise, but excluding (i) any continuation or conversion of Borrowings under Section 2.08, (ii) the making of any Revolving Loans or Swingline Loans or (iii) the issuance or extension of Letters of Credit) shall be subject to (and conditioned upon) (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Law and as otherwise reasonably required by the Collateral Agent and (2) the Collateral Agent shall have received written confirmation from the Impacted Lender that flood insurance due diligence and flood insurance compliance has been completed by the Impacted Lender (such written confirmation not to be unreasonably withheld, conditioned or delayed).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders, as of the date hereof and as of the date of each Credit Event (excluding, for the avoidance of doubt, conversions and continuations of existing Loans), that:

SECTION 3.01. Corporate Existence and Power. The Company (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and (c) has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, in the case of subsections (b) and (c), where the failure to do so would not have a Material Adverse Effect. Each Foreign Subsidiary Borrower incorporated or organized in an EU jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. Each UK Borrower incorporated in England and Wales represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in England and Wales and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

SECTION 3.02. Authorization. The Transactions (a) are within each Loan Party’s corporate and other required powers and (b) have been duly authorized by all necessary corporate and other required action by or on behalf of the Loan Parties.

SECTION 3.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrowers enforceable in accordance with its terms, and each other Loan Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of each of the Borrowers and the Guarantors that is a party to such Loan Document, enforceable in accordance with such Loan Document’s terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

SECTION 3.04. No Conflict; Government Consent. Neither the execution and delivery by each of the Borrowers and the Guarantors of the Loan Documents to which it is a party, nor the consummation of the Transactions, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries, (b) the Company’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any material indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. Except for SEC filings and any actions contemplated by Section 5.11, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery by it of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability against the Loan Parties of any of the Loan Documents.

SECTION 3.05. Financial Statements; Material Adverse Change.

(a)         The consolidated financial statements of the Company and its Subsidiaries as of March 31, 2019 reported on by PricewaterhouseCoopers LLP heretofore delivered to the Lenders, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

(b)         Since March 31, 2019, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, that could reasonably be expected to havehas had a Material Adverse Effect.

SECTION 3.06. Litigation and Contingent Obligations. Except as disclosed in Schedule 3.06, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending, or to the knowledge of any of their officers, threatened in writing against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay any Credit Event.

SECTION 3.07. Compliance With ERISA.

(a)         The Company and each member of the Controlled Group (excluding Foreign Subsidiaries of the Company) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC, except to the extent the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(b)         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties thereunder in such Collateral, prior and superior in right to any other Person, except for Liens permitted by Section 6.04 and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties in the remaining Collateral to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for Liens permitted by Section 6.04.

SECTION 3.21. Use of Proceeds. The proceeds of the Revolving Loans and the Term Loans will be used to finance the working capital needs and general corporate purposes of the Company and its Subsidiaries, including Transaction Costs and Permitted Acquisitions and will not be used for any purpose that would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006.

SECTION 3.22. Works Council. There is no Works Council with jurisdiction over the transaction as envisaged by any Loan Document to which a Dutch Borrower is a party and there is no obligation for a Dutch Borrower to establish a Works Council pursuant to the Dutch Works Council Act (Wet op de Ondernemingsraden), or, if a Works Council is established, such Dutch Borrower (or the Company on its behalf) has delivered to the Administrative Agent a confirmation that all consultation obligations in respect of such Works Council have been complied with and that positive unconditional advice has been obtained, attaching a copy of such advice and a copy of the request for such advice.

SECTION 3.23. EEAAffected Financial Institutions.  No Loan Party is an  EEAAffected Financial Institution.

SECTION 3.24. Dutch Fiscal Unity. Any fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch VAT (omzetbelasting) purposes in which a Loan Party is included, if any, shall consist of Loan Parties only, unless with the prior written consent of the Administrative Agent.

SECTION 3.25. Centre of Main Interests. Each UK Loan Party incorporated or organized in an EU jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. Each UK Loan Party incorporated in England and Wales represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in England and Wales and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)         The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan, and of the Issuing Banks to issue, increase or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)          The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) or the date of issuance, amendment to increase or extension of such Letter of Credit, as applicable.

(b)         At the time of and immediately after giving effect to such Loan or the issuance, amendment to increase or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)         If such Loan or issuance, amendment to increase or extension of such Letter of Credit is to be made or become effective prior to the commencement of the Fiscal Quarter  ending March 31, 2022, at the time of and immediately after giving effect to such Loan or  the issuance, amendment to increase or extension of such Letter of Credit, as applicable  (including the application of proceeds thereof), the aggregate amount of unrestricted and  unencumbered cash and Cash Equivalent Investments of the Company and its Subsidiaries  shall not exceed $100,000,000; provided that (i) such amount may be exceeded to the extent  that the Company will require such excess amount to effect Acquisitions or other  Investments, or any repayment of Indebtedness, in each case within ten (10) Business Days  after such Loan or the issuance, amendment to increase or extension of such Letter of Credit, as applicable, and (ii) without limiting the generality of the foregoing, it is  understood that the following may be excluded or deducted, as applicable, in the calculation of the amount of such cash and Cash Equivalent Investments: (A) any cash or Cash  Equivalent Investments restricted as a result of foreign laws or requirements delaying or  prohibiting the repatriation of such cash or Cash Equivalent Investments and/or restricted  or otherwise held for the purpose of paying payroll, payroll taxes, other taxes, employee  wage and benefit obligations and trust and fiduciary obligations or other obligations of the  Company or any Subsidiary to third parties; (B) while and to the extent refundable, any  cash or Cash Equivalent Investment of the Company or any Subsidiary constituting  purchase price deposits held in escrow pursuant to a binding and enforceable purchase and  sale agreement with a third party containing customary provisions regarding the payment  and refunding of such deposits and (C) amounts held in Excluded Deposit Accounts (as  defined in the Security Agreement).

Each Loan and each issuance, amendment to increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and, (b) and, if applicable, (c) of this Section.

SECTION 4.03. Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the conditions precedent that:

(a)         The Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(i)        subject to clause (b) below, copies, certified by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, of its board of directors’ (or other applicable governing body’s) resolutions (and resolutions of other

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated, been collateralized or otherwise been covered by a letter of credit as permitted herein and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01. Information. The Company shall deliver to the Administrative Agent for distribution to the Lenders:

(a)         within 90 days after the close of each of its Fiscal Years (other than in respect of its Fiscal Year closing on or about March 31, 2020, which shall require delivery by the later of (i)  within 90 days of such closing and (ii) the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), an audit report (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) certified by PricewaterhouseCoopers LLP or another nationally recognized independent certified public accounting firm, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, provided that such report may include references (excluding formal qualifications) regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors (or any successor or similar standard under Agreement Accounting Principles);

(b)         within 45 days after the close of the first three quarterly periods of each of its Fiscal Years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements and a statement of cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by an Authorized Officer;

(c)         within 90 days after the close of each of its Fiscal Years and within 45 days after the close of the first three quarterly periods of each of its Fiscal Years, a certificate in the form of Exhibit I  attached hereto of an Authorized Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 6.07 on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto (and in addition to the foregoing certificate, the Company shall, if Additional Covenants or Additional Defaults are included in, or otherwise in effect under, the Senior Note Documents, concurrently deliver to the Administrative Agent for distribution to the Lenders a copy of each compliance certificate delivered to the investors under the Senior Note Purchase Agreement to the extent related to confirming compliance or non-compliance with such Additional Covenants or Additional Defaults);

(d)        within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default or of the occurrence of any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Company or the Subsidiary which is the parent of such Subsidiary) based on its ownership interests in such non-Wholly-Owned Subsidiary);

(c)        Restricted Payments may be made to purchase or redeem the Capital Stock of the Company (including related stock appreciation rights or similar securities) held by present or former directors, consultants, officers or employees of the Company or any Subsidiaries upon any such Person’s death, disability, retirement or termination of employment or under the terms of any benefit plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed in any calendar year $2,500,000 (with unused amounts in any period permitted to be carried over to succeeding periods until used in full; provided, that the total amount of such purchases or redemptions under this clause (c) in any calendar year shall not exceed $5,000,000) plus (i) the amount of net proceeds contributed to the Company that were received by the Company during such calendar year from sales of the Company’s Capital Stock (but not including any Disqualified Stock) to directors, consultants, officers or employees of the Company or any Subsidiaries in connection with permitted compensation and incentive arrangements, and (ii) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Company or any Subsidiaries from present or former directors, consultants, officers or employees in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 6.01;

(d)        non-cash repurchases of Capital Stock deemed to occur upon the exercise or settlement of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Capital Stock if such Capital Stock represents a portion of the exercise price of, or withholding obligation with respect to, such options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Capital Stock;

(e)          Restricted Payments to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;

(f)         withholding tax payments made on behalf of present or former directors, consultants, officers or employees in connection with the exercise by such Persons of stock options or other rights to purchase Capital Stock or the vesting of restricted Capital Stock (including any repurchase of restricted Capital Stock representing the holder’s tax liability in connection with the vesting thereof);

(g)         the Company and its Subsidiaries may make any other Restricted Payment so long as (i) no Default or Event of Default has occurred and is continuing immediately prior to making such Restricted Payment or would arise upon giving effect (including pro forma effect) thereto and (ii) the aggregate amount of all Restricted Payments under this clause (g) during any Fiscal Year shall not exceed, in the aggregate, the following amounts:

For Fiscal Years ending on or prior to March 31, 2022:
If the Leverage Ratio	Aggregate Amount of Restricted Payments for such Fiscal Year
is greater than or equal to	$0
3.75 to 1.00

is less than 3.75 to 1.00 but	$10,000,000
greater than or equal to 2.75 to
1.00
is less than	No Limit
2.75 to 1.00

For Fiscal Years ending after March 31, 2022:
If the Leverage Ratio	Aggregate Amount of Restricted
Payments for such Fiscal Year
is greater than or equal to 3.00 to 1.00	$20,000,000
is less than 3.00 to 1.00	No Limit

In determining whether Restricted Payments may be made at any time, the Leverage Ratio shall be determined as of the most recently ended Fiscal Quarter of the Company (after giving pro forma effect to such Restricted Payments). Notwithstanding the above, if the Leverage Ratio is greater than or equal to 3.75 to 1.00 or 3.00 to 1.00, as the case may be, as of the end of any Fiscal Year and the aggregate amount of Restricted Payments exceeded the limit set forth above for a Fiscal Year as to which the Leverage Ratio is greater than or equal to 3.00 to 1.00such ratio, then the amount of permitted Restricted Payments for the subsequent Fiscal Year (but not for any Fiscal Year after such subsequent Fiscal Year) shall be reduced by such excess, provided that such amount shall not be reduced to less than $1,000,000.

Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 6.01  will not prohibit any Restricted Payment within sixty (60) days after the date of declaration thereof or the giving of notice with respect thereto, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment would have complied with the provisions of this Section 6.01 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

SECTION 6.02. Loans or Advances. Neither the Company nor any of its Subsidiaries shall make loans or advances to any Person except:

(a)         deposits required by government agencies or public utilities;

(b)         loans or advances from any Foreign Subsidiaries to the Company or any Guarantor, provided that such loans and advances are subordinated to all Obligations on customary terms;

(c)        (i) loans and advances between and among the Company and the Guarantors that are Domestic Subsidiaries and (ii) loans and advances between any Foreign Subsidiary Borrower and the Foreign Subsidiaries that are Guarantors in respect of such Foreign Subsidiary Borrower;

(d)         loans and advances between members of the Modine Netherlands Consolidated Group;

(e)         other loans and advances between Foreign Subsidiaries, provided that, if such loans and advances are owing by a Foreign Subsidiary Borrower or any Foreign Subsidiary guaranteeing the Obligations of such Foreign Subsidiary Borrower, then such loans and advances are subordinated to all Obligations owing by such Foreign Subsidiary on customary terms;

(f)         other loans and advances made in the ordinary course of business or otherwise to facilitate transactions permitted under this Agreement not exceeding; provided that (i) such loans and  advances (other than any loans or advances pursuant to the Modine Austria Comfort Letters) shall not exceed the greater of $150,000,000 and 10.0% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)) in the aggregate at any time outstanding, provided that; (iii) not more than $125,000,000 of such $150,000,000/10.0% basket set forth in this clause (f) may be owing by Foreign Subsidiaries that do not have 65% or more of their Capital Stock pledged under Section 5.11(a)(i), and (iiiii) after giving effect to the making of any such loans or advances no Default or Event of Default shall have occurred and be continuing. For purposes hereof, Foreign Subsidiaries organized under the laws of India or China shall be deemed to be Foreign Subsidiaries that do not have 65% or more of their Capital Stock pledged under Section 5.11(a)(i);

(g)         Investments permitted by Section 6.03;

(h)       loans and advances to officers, directors, employees or consultants of the Company or any Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $2,500,000, (ii) in respect of payroll payments and expenses in the ordinary course of business or (iii) in connection with any such Person’s purchase of Capital Stock of the Company; and

(i)          accounts receivable, security deposits and prepayments, trade credit and bank acceptance drafts and similar instruments delivered by customers, in each case, in the ordinary course of business.

For purposes of determining compliance with this Section 6.02, (A) any loan or advance need not be permitted solely by reference to one category of permitted loans and advances (or any portion thereof), but may be permitted in part under any relevant combination thereof, (B) in the event that any loan or advance (or any portion thereof) meets the criteria of one or more of the categories of permitted loans and advances (or any portion thereof), the Company may, in its sole discretion, classify or divide such loan or advance (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such loan or advance (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such loan or advance (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof) and (C) notwithstanding any re-characterization for tax purposes of any loan or advance as equity, such loan or advance shall continue to be treated as a loan or advance.

SECTION 6.03. Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or to make any Acquisition of any Person, except:

(a)         Cash Equivalent Investments and Investments that were Cash Equivalent Investments when made;

(b)         (i)(A) Investments by any Borrower or Guarantor in the Company or any Guarantor that is a Domestic Subsidiary, (B) Investments by any Foreign Subsidiary Borrower in any Foreign

(u)         Investments by the Company and any Subsidiaries, if the Company or any Subsidiaries would otherwise be permitted to make a Restricted Payment under Section 6.01(g) in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under Section 6.01(g) for all purposes of this Agreement);

(v)         Investments consisting of the licensing or contribution of any intellectual property rights pursuant to joint marketing or other similar arrangements with other Persons;

(w)         to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of any intellectual property rights, in each case in the ordinary course of business;

(x)         any Investment acquired by virtue of any Bail-in Action with respect to any Lender; and

(y)         any other Investments, provided that: (i) no Default or Event of Default exists at the time such Investment is made or would be caused thereby, and (ii) the aggregate amount of all such Investments plus the Acquisition Consideration paid or incurred in respect of Permitted Acquisitions (A) in any Fiscal Year ending on or prior to March 31, 2022 shall not exceed the Specified Shared  Basket Amount (as defined in the immediately following sentence) at the time of the making of such  Investment or such Permitted Acquisition, and (B) in any Fiscal Year ending after March 31, 2022,  shall not exceed the greater of $75,000,000 and 5.0% of the consolidated total assets of the Company  and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which  financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b));  provided that the foregoing dollar limitation under this clause (B) shall not apply if the pro forma Leverage Ratio after giving effect (including pro forma effect) to such Investment or Acquisition is  less than or equal to 3.00 to 1.00. If at the time of the making of any Investment in reliance on this  Section 6.03(y) or the making of any Permitted Acquisition, as applicable, (1) the pro forma Leverage Ratio after giving effect (including pro forma effect) to such Investment or Permitted  Acquisition is 3.75 to 1.00 or greater, the Specified Shared Basket Amount in respect of such  Investment or Permitted Acquisition shall be $0, (2) the pro forma Leverage Ratio after giving effect (including pro forma effect) to such Investment or Permitted Acquisition is less than 3.75 to  1.00 but greater than or equal to 2.75 to 1.00, the Specified Shared Basket Amount in respect of such Investment or Permitted Acquisition shall be the greater of $50,000,000 and 3.0% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a)  or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)); provided that the foregoing dollar limitation shall not apply if, and (3) the pro forma Leverage Ratio after giving effect (including pro forma effect) to such Investment or Permitted Acquisition is less than or equal to a ratio equal to 3.00 to 1.002.75 to 1.00, the Specified Shared Basket Amount in respect of such Investment or  Permitted Acquisition shall not be limited in amount.

For purposes of determining compliance with this Section 6.03, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof), but may be permitted in part under any relevant combination thereof, (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments, the Company may, in its sole discretion, classify or divide such Investment (or any portion thereof) in any manner that complies with this Section 6.03 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing

(t)          Liens on Capital Stock in joint ventures that are not Subsidiaries (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;

(u)         Liens on securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.03;

(v)        leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property, or any intellectual property rights), granted to others in the ordinary course of business not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(w)        subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by the Company or any Subsidiary;

(x)         Liens securing insurance premium financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(y)        Liens securing Indebtedness (i) of the Company or any Subsidiary in favor of the Company or any Guarantor that is a Domestic Subsidiary, (ii) of any Foreign Subsidiary Borrower to any Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower, (iii) of any Foreign Subsidiary that is a Guarantor to the Foreign Subsidiary Borrower in respect of which it is a Guarantor or to any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower and (iv) of any Subsidiary that is neither a Borrower nor a Guarantor in favor of any other Subsidiary that is neither a Borrower nor a Guarantor;

(z)        Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Company or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Company or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.05;

(aa)        Liens securing Indebtedness under tax-favored or government-sponsored financing permitted under Section 6.05, provided that such Liens do not at any time encumber any Collateral unless approved by the Administrative Agent;

(bb) Liens on assets pledged by Foreign Subsidiaries in connection with financing provided by foreign governments and/or foreign government-sponsored entities securing an aggregate amount of Indebtedness and other obligations outstanding of no more than €25,000,000;

(cc)  (bb) in addition to Liens otherwise described in the foregoing clauses, Liens securing an aggregate amount of Indebtedness and other obligations outstanding of no more than (i) at  any time prior to January 1, 2022, the greater of $20,000,000 and 1.0% of the Company’s  Consolidated Tangible Assets and (ii) at any time on and after January 1, 2022, the greater of $45,000,000 and 3.0% of the Company’s Consolidated Tangible Assets (such percentage of Consolidated Tangible Assets in the case of each of the foregoing clauses (i) and (ii) determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)) at the time of creation thereof; and

(dd)  (cc) any extensions, refinancings, renewals, substitutions or replacements of or for any of the foregoing Liens to the extent that the aggregate principal amount of the Indebtedness or other obligations or liabilities secured by the applicable Lien shall not be increased; provided that the Lien securing such Indebtedness or other obligation or liability shall not extend to or cover additional assets (it being understood that a Lien covering all assets of a particular type, such as “all inventory”, may cover additional assets of the relevant type).

Any Indebtedness described above is not in addition to Indebtedness permitted under Section 6.05, and any Indebtedness of the Company or any of its Subsidiaries must be in compliance with Section 6.05.

For purposes of determining compliance with this Section 6.04, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof), but may be permitted in part under any combination thereof and (B) in the event that a Lien securing any obligation (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof), the Company may, in its sole discretion, classify or divide such Lien securing such obligation (or any portion thereof) in any manner that complies with this Section 6.04 and will be entitled to only include the amount and type of such Lien or such obligation secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such obligation (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

Any Lien permitted above on any Property may extend to the identifiable proceeds thereof.

SECTION 6.05. Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)          The Obligations;

(b)       Intercompany Indebtedness among the Company and its Subsidiaries to the extent permitted under Section 6.03, provided that any such Indebtedness owing by the Company or any Guarantor to any Subsidiary (other than to a Guarantor or, in the case of Indebtedness owing by a Foreign Subsidiary, to any Foreign Subsidiary Borrower in respect of which it is a Guarantor or to any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower) are subordinated to all Obligations on customary terms);

(c)          the Senior Note Debt in an aggregate principal amount not to exceed $200,000,000;

(d)         Receivables/Factoring/SCF Indebtedness not to exceed $125,000,000 in aggregate principal amount outstanding at any time, if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Indebtedness;

(e)          Subordinated Debt, if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Subordinated Debt;

(f)          Indebtedness assumed in connection with a Permitted Acquisition;

(g)        Indebtedness of Foreign Subsidiaries, provided that (i) the aggregate outstanding amount of all Indebtedness of all Foreign Subsidiaries (excluding any Indebtedness permitted under any other subsection of this Section 6.05, Rate Management Obligations, and Banking Services Obligations) shall not at any time exceed a Dollar Amount of $125,000,000, and (ii) no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Indebtedness;

(h)         Indebtedness consisting of Rate Management Obligations permitted under Section 6.03(d) and Section 6.09 hereof and Indebtedness arising in connection with Banking Services Obligations;

(i)          Indebtedness consisting of Contingent Obligations of the Company with respect to Indebtedness of its Subsidiaries permitted under this Section 6.05; provided that the aggregate maximum amount of such Contingent Obligations with respect to Indebtedness of its Subsidiaries (other than (x) Contingent Obligations with respect to Guarantors that are Domestic Subsidiaries and (y) Contingent Obligations with respect to the Modine Austria Comfort Letters) permitted under this Section 6.05 at any time outstanding (based on the maximum amount of such Contingent Obligations, net of any cash collateral or letter of credit provided with respect to such Contingent Obligations or the related Indebtedness) shall not exceed $150,000,000;

(j)         Indebtedness under the following Sale and Leaseback Transactions: (i) Sale and Leaseback Transactions existing as of the Effective Date where the liability is less than $10,000,000 in the aggregate, (ii) the Sale and Leaseback Transaction with respect to the Company’s facility located in Kottingbrunn, Austria in an amount not to exceed €30,000,000, and (iii) other Sale and Leaseback Transactions entered into after the Effective Date where the liability is less than $75,000,000 in the aggregate (in each case as determined by aggregating the present value, applying an appropriate discount rate, as reasonably determined by the Company, from the date on which each fixed lease payment is due under such lease to such date of determination) for all such Sale and Leaseback Transactions under this clause (iii);

(k)         Indebtedness (including obligations relating to build-to-suit leases) existing or committed or anticipated in the future to be outstanding on the Effective Date (provided, that any Indebtedness incurred pursuant to this clause (k) in respect of any Indebtedness with an aggregate principal amount outstanding and/or committed thereunder that exceeds $5,000,000 or any Indebtedness that is anticipated on the Effective Date to be outstanding in the future, shall, in each such case, be set forth on Schedule 6.05); provided, that any Indebtedness outstanding pursuant to this clause (k) which is owed by a Borrower or a Guarantor to any Subsidiary that is neither a Borrower nor a Guarantor shall be subordinated in right of payment to the Obligations under this Agreement on customary terms;

(l)         Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(m)        Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees, performance guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(n)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(aa)        any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer in the ordinary course of business; and

(bb)       the Dakota Disposition.

SECTION 6.07. Financial Covenants.

(a)          Leverage Ratio. The Company will not permit the Leverage Ratio, as of the end of each Fiscal Quarter set forth in the table below, to be greater than the Leverage Ratio set forth in such table for such Fiscal Quarter:

Fiscal Quarter Ending	Leverage Ratio
June 30, 2020	4.00 to 1.00
September 30, 2020	4.75 to 1.00
December 31, 2020	5.25 to 1.00
March 31, 2021	5.75 to 1.00
June 30, 2021	4.75 to 1.00
September 30, 2021	3.75 to 1.00
December 31, 2021	3.50 to 1.00
March 31, 2022 and each Fiscal	3.25 to 1.00
Quarter ending thereafter

(a) provided that, only after the maximum Leverage Ratio. The Company will not permit the Leverage Ratio to be greater permitted under this Section 6.07(a) has been equal to or less than 3.25 to 1.00 as of the end of any Fiscal Quarter, provided thatfor one (1) full fiscal quarter following the Amendment No. 1 Effective Date, upon written notice to the Administrative Agent by the Company for distribution to the Lenders (and not more than three times during any five consecutive year term of this Agreement) not later than the last day of the Fiscal Quarter in which a Permitted Acquisition with a cash purchase price exceeding $50,000,000 (any such Permitted Acquisition described in the foregoing clause (B), a “Specified Acquisition”) is consummated (any such Fiscal Quarter, a “Specified Quarter”), the Leverage Ratio may be greater than 3.25 to 1.00 but not greater than (x) 3.75 to 1.00 for the applicable Specified Quarter and the Fiscal Quarter immediately following such Specified Quarter, (y) 3.50 to 1.00 for the second and third Fiscal Quarters immediately following such Specified Quarter and (z) 3.25 to 1.00 on the last day of any Fiscal Quarter thereafter. After any such election is made by the Company, the Company shall be prohibited from making any additional election until after the maximum Leverage Ratio returns to 3.25 to 1.00 for at least two consecutive Fiscal Quarters. Once the Company makes such an election permitted under this Section 6.07(a), it shall be in effect for the periods described in the foregoing clause (i) or (ii), as applicable.

(b)         Interest Expense Coverage Ratio. The Company will not permit the Interest Expense Coverage Ratio to be less than 3.00 to 1.0 as of the end of any Fiscal Quarter.

SECTION 6.08. [Intentionally Omitted].

SECTION 6.09. Rate Management Transactions. The Company will not, nor will it permit any Subsidiary to, enter into or remain liable under any Rate Management Transactions, except for law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.; provided that nothing herein shall require the Administrative Agent to  accept Electronic Signatures in any form or format without its prior written consent. Without  limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes,  including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Collateral Agent, the Lenders and the Borrowers, electronic images of this Agreement or any other Loan  Documents (in each case, including with respect to any signature pages thereto) shall have the same  legal effect, validity and enforceability as any paper original and (ii) waives any argument, defense  or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages  thereto.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Guarantor against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that, promptly after any such set off and application, such Lender or Affiliate shall give notice thereof to the Company; provided further that any failure to give such notice shall not affect the validity of such setoff and application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, excluding conflict of law principles providing for the application of the laws of any other jurisdiction.

(b)         Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)         Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. No Advisory or Fiduciary Responsibility.

(a)         Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Loan Party with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, such Loan Party or any other person. Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising such Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction in connection with this Agreement, the other Loan Documents and the credit facilities evidenced hereby. Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.

(b)         Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Loan Party, its Subsidiaries and other companies with which such Loan Party or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)        In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Loan Party or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use Information obtained from the Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Loan Party in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such Information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Loan Party or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.16. Attorney Representation. If a Dutch Borrower is represented by an attorney in connection with the signing and/or execution of the Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to the Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.17. Acknowledgement and Consent to Bail-In of          EEAAffected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEAAffected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEAthe applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by

(a)         the application of any Write-Down and Conversion Powers by an EEAthe applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEAAffected Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(iii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEAAffected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(i)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEAthe applicable Resolution Authority.

To the extent not prohibited by applicable law, rule or regulation, each Lender shall notify the Company and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur).

SECTION 9.18. Releases of Guarantor and Collateral.

(a)         Subject to the terms of the Intercreditor Agreement, a Guarantor shall automatically be released from its obligations under the applicable Guaranty upon the consummation of any transaction permitted by this Agreement (including by virtue of any amendment, waiver or consent in accordance with this Agreement) as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Collateral Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to the applicable Loan Party, at such Loan Party’s expense, all documents that

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it hasis sophisticated with respect to decisions to acquire assets of the type represented by the Assigned  Interest and either it, or the Person exercising discretion in making its decision to acquire the  Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement or any other Lender and their respective Related Parties, (vvi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vivii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (iv)  it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other

ANNEX B

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of June 28, 2019, by and among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Amendment No. 1 is dated as of May 19, 2020 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement as amended by the Amendment (the “Amended Credit Agreement”).  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Amended Credit Agreement and as the same may from time to time hereafter be amended, restated, supplemented and/or otherwise modified.

Dated May 19, 2020

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the day and year above written.

MODINE CIS HOLDING INC.

By:	/s/ Scott A. Miller
Name: Scott A. Miller
Title: Vice President

MODINE GRENADA LLC

By:	/s/ Scott A. Miller
Name: Scott A. Miller
Title: Vice President

Signature Page to Consent and Reaffirmation to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company